Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 2015 Omnibus Incentive Plan of Del Taco Restaurants, Inc. of our report dated March 30, 2015, with respect to the consolidated financial statements of Del Taco Holdings, Inc. included in Del Taco Restaurants, Inc.’s Proxy Statement dated June 11, 2015 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

September 14, 2015